Exhibit 99.1

COMTECH AND OUTERBRIDGE AGREE TO UNIFIED SLATE OF DIRECTORS

Outerbridge to support reelection of Judy Chambers and Larry Waldman

Comtech to appoint Wendi Carpenter and an additional mutually agreed upon independent director to Board following the Fiscal 2021 Annual Meeting

Fiscal 2021 Annual Meeting of December 17 will be convened and adjourned to a later date

MELVILLE, N.Y. – December 16, 2021 – Comtech Telecommunications Corp. (NASDAQ: CMTL), a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies, today announced that it and Outerbridge Capital Management, LLC (“Outerbridge”) have entered into a cooperation agreement with respect to the Company’s Board of Directors, under which both parties support a unified slate of directors and Outerbridge withdraws its nomination notice. Pursuant to the agreement:

•	Outerbridge will support the nomination of Judy Chambers and Larry Waldman to the Board.

•	The Comtech Board of Directors will appoint Wendi Carpenter to the Board effective with the appointments of Michael Porcelain and Mark Quinlan to the Board no later than January 3, 2022, each with terms expiring at the Company’s 2022 Annual Meeting of Stockholders.

•	The Board will appoint an additional independent director mutually acceptable to both the Company and Outerbridge. Comtech and Outerbridge are working with a leading search firm to identify candidates.

•	The December 17, 2021 Annual Meeting will be convened and adjourned to a later date, which will be announced at the Annual Meeting but that is expected to occur before December 31, 2021.

•	In addition to withdrawing its nomination notice, Outerbridge commits to customary standstill restrictions and voting commitments expiring after Comtech’s fiscal 2022 Annual Meeting.

As a result of this agreement and the upcoming appointments of Messrs. Porcelain and Quinlan, Comtech’s Board of Directors will consist of nine directors, including six independent directors appointed within the past two years. Ms. Carpenter would become the third female member of the Board, joining Lisa Lesavoy and Ms. Chambers (who also brings important racial diversity to the Board).

“This is the right outcome for Comtech shareholders,” said Michael Porcelain, President and Chief Operating Officer and incoming Chief Executive Officer of Comtech. “Comtech and Outerbridge have recently engaged in constructive discussions and this agreement puts us squarely on a path forward that is consistent with our shared desire to accelerate value creation. Over the course of our recent discussions, it has become clear that Outerbridge is a knowledgeable and engaged shareholder seeking to enhance value for all stakeholders. The agreement paves the way for Larry Waldman and Judy Chambers to continue serving as world-class members of our Board, and broadens the range of backgrounds represented on the Board with the addition of Wendi Carpenter. As we head into calendar year 2022, we will continue to execute on our strategic plan with the goal of enhancing long-term shareholder value.”

Rory Wallace, Chief Investment Officer of Outerbridge, commented: “We are pleased to reach this agreement in support of Comtech’s future. With its market-leading products and refreshed Board, Comtech has great potential to deliver enhanced shareholder value. We appreciate Michael Porcelain’s deep industry experience and understanding of Comtech, and believe he is the right leader for the Company. We strongly support the approach outlined in our agreement and believe this unified slate of directors will help position Comtech to capitalize on the tremendous opportunities ahead.”

Both Comtech and Outerbridge jointly noted that during Comtech’s recent earnings call, incoming Chief Executive Officer Michael Porcelain outlined new growth plans that include establishing a focused U.S. defense group for its core business – satellite earth station product lines – providing a new and relevant context for Ms. Carpenter’s Navy experience.

Additionally, both Judy Chambers and Larry Waldman have experience essential to the Company’s value creation strategy. Ms. Chambers, who has deep experience in the investment advisory services industry and corporate finance, was appointed to the Board in August 2021, addressing the interests of institutional investors, and providing diversity and fresh perspectives. Mr. Waldman’s 35-plus years of experience in accounting, auditing, and internal controls provide critical expertise in complex global accounting. Further, Mr. Waldman’s audit background and deep experience working with the Defense Contract Audit Agency is of vital importance given Comtech’s complex contracts with U.S. government customers.

Fred Kornberg, Chairman of the Board and outgoing CEO of Comtech, stated: “I’m pleased that Comtech and Outerbridge have been able to map out a path forward for the good of Comtech shareholders. We remain committed to our Board refreshment process and to creating long-term shareholder value.”

No business will be conducted at tomorrow’s Meeting. Following tomorrow’s adjournment, further instructions will be provided regarding the timing and voting mechanics of the adjourned meeting.

A copy of the cooperation agreement between Outerbridge and Comtech will be filed as an 8-K with the U.S. Securities & Exchange Commission.

Information about Ms. Carpenter, Ms. Chambers and Mr. Waldman

About Wendi Carpenter

Wendi B. Carpenter (Rear Admiral U.S. Navy, Retired) completed a distinguished 34-year career in the U.S. Navy before retiring as a Rear Admiral. She was the Commander of the Navy Warfare Development Command, Deputy Commander of the U.S. Second Fleet, and held key senior U.S. joint and NATO executive positions. She provided crisis and disaster support to FEMA and HLS, and oversaw the Logistics Crisis Action Center for the Navy following 9/11. Rear Admiral Carpenter currently serves as an Independent Director and Chair of the Compensation Committee of SkyWater Technology, Inc. (NASDAQ: SKYT), a U.S. owned $1.2 billion semiconductor development and manufacturing company with significant classified USG and aerospace communications business. Rear Admiral Carpenter holds a Master of Arts in International Relations from Salve Regina University, a Bachelor of Science in Psychology from the University of Georgia, and she is a distinguished graduate of the U.S. Naval War College.

About Judy Chambers

Judy Chambers has been a director of Comtech since August 2021. She currently is Chairperson of the Nominating and Governance Committee and a member of the Audit Committee. She has served since 2019 as a Managing Principal and a member of the Board of Meketa Investment Group, an investment consulting and advisory firm with over $1.5 trillion of assets under advisement. She serves on the Board of Trustees of the Community Service Society of New York, a nonprofit focused on alleviating income inequality. Ms. Chambers is also Chair of the Advisory Board of the Robert Toigo Foundation, which promotes stronger stakeholder returns in the financial industry through inclusion and diversity. Ms. Chambers also serves on the Advisory Board of the Jazz Foundation of America. Ms. Chambers holds a B.A. from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University.

About Larry Waldman

Lawrence J. Waldman has been a director of Comtech since August 2015 and, effective following the Fiscal 2021 Annual Meeting, will serve as the Lead Independent Director. He is Chairperson of the Audit Committee and a member of the Executive Compensation Committee and the Executive Committee. He currently serves as the non-executive Chairman of the Board and Chairman of the Audit Committee of CVD Equipment Corporation (NASDAQ: CVV), a technology company that provides custom equipment to commercial, defense and research customers. Mr. Waldman is a member of the Board of Directors and Lead Independent Director and Audit Committee Chairperson at APYX Medical (NASDAQ: APYX), an advanced energy medical technology company.

Mr. Waldman has served as Senior Advisor at First Long Island Investors, LLC since 2016 and was previously an Advisor to the accounting firm of EisnerAmper LLP following his role as Partner-in-Charge of Commercial Audit Practice Development for Long Island. Mr. Waldman served as the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972. Mr. Waldman is currently Chairman of the board of directors of the Long Island Association and a member of the boards of directors of the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University. Mr. Waldman also serves as the Chairman of the Supervisory Committee of Bethpage Federal Credit Union. He previously served as a member of the State University of New York's Board of Trustees and as the Chairman of the Board of Trustees of the Long Island Power Authority.

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

About Outerbridge Capital Management, LLC

Outerbridge Capital Management, LLC is a New York-based investment adviser that typically invests across the technology and technology-impacted sectors. As part of its investment process, Outerbridge regularly conducts significant due diligence on its portfolio companies and engages constructively with both management teams and boards where appropriate.

Forward-Looking Statements

Certain information in this letter contains statements that are forward-looking in nature and involve certain significant risks and uncertainties, including about our business trajectory, future revenue and sales, acquisition strategy, management and governance changes, and growth. Actual results could differ materially from such forward-looking information. Risks and uncertainties that could impact these forward-looking statements include: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Additional Information and Where to Find It

Comtech has filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company’s stockholders a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at www.comtechcreates.com.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are, and certain other members of management and employees of the Company may be deemed, “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, in the Company of the persons who are or may be, under the rules of the SEC, considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting are set forth in the Company’s definitive proxy statement filed in connection with the Company’s 2021 Annual Meeting and other relevant documents filed with the SEC. You can also find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC.

PCMTL

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Investor Contact
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